Exhibit 99.1

F.N.B. Corporation Reports Significant Revenue Growth and Record 2015 Net Income

PITTSBURGH, Jan. 21, 2016 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) today reported results for the fourth quarter and full year of 2015. Net income available to common shareholders for the fourth quarter of 2015 totaled $37.1 million or $0.21 per diluted common share. Comparatively, third quarter of 2015 net income totaled $38.0 million, or $0.22 per diluted common share, and fourth quarter of 2014 net income totaled $37.3 million or $0.21 per diluted common share. Net income available to common shareholders for the full year of 2015 totaled $151.6 million, or $0.86 per diluted common share, compared to net income of $135.7 million, or $0.80 per diluted common share in 2014. Operating results are presented in the tables below.

Vincent J. Delie, Jr., President and Chief Executive Officer, commented, "We are pleased with this quarter's results and another tremendous year. We were able to achieve record operating net income of $154 million, full-year operating earnings per share growth of 9% and significant revenue growth of 8% with strong contributions from our fee-based businesses. Through excellent teamwork from our employees, we delivered outstanding performance in 2015, led by continued growth in loans and low-cost deposits, solid asset quality and further improvement in the efficiency ratio. As we enter 2016, we are well-positioned to realize the benefits of our added scale to continue generating positive operating leverage. I am confident in our team's ability to execute our strategy and deliver long-term success for our employees, customers and shareholders."

Quarterly Results Summary	4Q15	3Q15	4Q14
Reported Results
Net income available to common shareholders ($ in millions)	$37.1	$38.0	$37.3
Net income per diluted common share	$0.21	$0.22	$0.21

Operating Results (Non-GAAP)
Operating net income available to common shareholders ($ in millions)	$38.1	$38.9	$36.4
Operating net income per diluted common share	$0.22	$0.22	$0.21

Average Diluted Shares Outstanding (in 000's)	176,907	176,513	175,630

Full Year Results Summary	2015	2014
Reported Results
Net income available to common shareholders ($ in millions)	$151.6	$135.7
Net income per diluted common share	$0.86	$0.80

Operating Results (Non-GAAP)
Operating net income available to common shareholders ($ in millions)	$153.7	$135.6
Operating net income per diluted common share	$0.87	$0.80

Average Diluted Shares Outstanding (in 000's)	176,339	169,079

Fourth Quarter 2015 Highlights
(All comparisons to the prior quarter, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via an acquisition.)

  Organic growth in total average loans was $250 million, or 8.4% annualized, with average commercial loan growth of $174 million, or 10.5% annualized, and average consumer loan growth of $79 million, or 6.1% annualized.
  On an organic basis, average total deposits and customer repurchase agreements grew $284 million, or 8.8% annualized.  Average transaction deposits and customer repurchase agreements grew organically $360 million, or 14.0% annualized.
  The net interest margin was stable at 3.38%, compared to 3.39% in the prior quarter.
  The efficiency ratio was 56.3%, compared to 55.6% in the prior quarter and 56.1% in the year-ago quarter.
  Credit quality results reflect consistent non-performing loan and delinquency levels.  For the originated portfolio, non-performing loans and other real estate owned (OREO) to total loans and OREO was 0.99%, the same as the prior quarter, and total originated delinquency increased 4 basis points to 0.93% at December 31, 2015.  Net originated charge-offs were 0.25% annualized of total average originated loans, compared to 0.22% annualized in third quarter of 2015 and 0.17% annualized in the year-ago quarter.
  The tangible common equity to tangible assets ratio was 6.71% at December 31, 2015.  The tangible book value per share increased $0.02 to $6.38 at December 31, 2015.

Fourth Quarter 2015 Results – Comparison to Prior Quarter
(All comparisons refer to the third quarter of 2015, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via an acquisition.)

Results include the impact from the acquisition of five Bank of America branches (BofA) on September 18, 2015.

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis (FTE) totaled $129.4 million, increasing $2.3 million, or 1.8%, reflecting average earning asset growth of $296 million, or 7.9% annualized, and a higher benefit from accretable yield adjustments. The net interest margin was 3.38%, compared to 3.39% in the prior quarter. During the fourth quarter, the core net interest margin was reduced by 3 basis points from the issuance of $100 million in subordinated debt on October 2, 2015, which was issued for general corporate purposes and, among other reasons, to support growth of our principal subsidiary and its businesses. Excluding accretable yield adjustments and the impact of the subordinated debt issuance, the core net interest margin would have remained stable at 3.38%.

Average loans totaled $12.0 billion and increased $251 million, or 8.5% annualized. Organic growth in average commercial loans totaled $174 million, or 10.5% annualized, and growth in average consumer loans was $79 million or 6.1% annualized. Total commercial loan growth was led by strong production from the metropolitan markets of Pittsburgh, Cleveland and Baltimore and total consumer growth was led by nearly equal contributions from the residential, indirect and home equity-related loan portfolios.

Average deposits and customer repurchase agreements totaled $13.1 billion and increased $409 million, or 12.8% annualized, and included average organic growth of $284 million or 8.8% annualized. Consistent with prior quarters, growth in transaction deposits and customer repurchase agreements was partially offset by a decline in time deposits. On an organic basis, average total transaction deposits and customer repurchase agreements increased $360 million or 14.0% annualized. Organic growth in average non-interest bearing deposits was $104 million or 14.2% annualized, primarily reflecting growth in non-interest bearing business accounts and money market balances. Total loans as a percentage of deposits and customer repurchase agreements was 95% at December 31, 2015.

Non-Interest Income
Non-interest income totaled $43.1 million, increasing $1.8 million or 4.3%. Non-interest income was a record high for the quarter, with continued positive results in service charges, wealth management, mortgage banking and capital markets. Non-interest income represented 25% of total revenue.

Non-Interest Expense
Non-interest expense totaled $101.2 million, increasing $3.1 million, or 3.2%, and included $1.4 million of merger costs, compared to $1.3 million of merger costs in the third quarter. The increase in non-interest expense was primarily due to seasonally higher marketing expense and higher outside professional services. The efficiency ratio was 56.3%, compared to 55.6% in the third quarter of 2015.

Credit Quality
Credit quality metrics were generally consistent and the ratio of non-performing loans and OREO to total loans and OREO increased slightly by 1 basis point to 0.91% at December 31, 2015, and was consistent with the third quarter at 0.99% for the originated portfolio. Delinquency, defined as total originated past due and non-accrual loans as a percentage of total originated loans, increased 4 basis points to 0.93% at December 31, 2015.

Net charge-offs for the fourth quarter totaled $6.8 million, or 0.23% annualized of total average loans, compared to $5.7 million, or 0.19% annualized, in the prior quarter. For the originated portfolio, net charge-offs as a percentage of average originated loans were 0.25% annualized, compared to 0.22% annualized in the prior quarter. For the originated portfolio, the allowance for loan losses to total originated loans was 1.23%, compared to 1.22% at September 30, 2015, with the slight increase directionally consistent with the quarter's credit quality performance. The ratio of the allowance for loan losses to total loans increased slightly to 1.16%, compared to 1.15%. The provision for loan losses increased $1.9 million to $12.7 million, attributable to strong originated loan growth and slight credit migration during the quarter. The ratio of the originated allowance for loan losses to originated non-performing loans decreased to 190.6%, compared to 194.5% September 30, 2015.

Full Year 2015 Results – Comparison to Prior Year
(All comparisons refer to full year 2014, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via acquisitions.)

Results include the impact from the acquisition of five Bank of America branches (BofA) on September 18, 2015, the OBA Financial Services, Inc. (OBAF) acquisition on September 19, 2014, and the BCSB Bancorp, Inc. (BCSB) acquisition on February 15, 2014.

Net Interest Income/Loans/Deposits
Net interest income on a FTE basis totaled $505.9 million, increasing $32.7 million or 6.9%. The net interest margin was 3.42%, compared to 3.59%. Excluding accretable yield adjustments, the 2015 net interest margin would have been 3.39%, compared to 3.54%, reflecting the extended low interest rate and competitive environment. Average earning assets grew $1.6 billion, or 12.4%, through consistent organic loan growth and the benefit of a full year of BCSB and OBAF.

Average loans totaled $11.7 billion and increased $1.3 billion, or 12.4%, reflecting strong organic average loan growth of $1.0 billion, or 9.7%, and the benefit from a full year of the acquired balances. Growth in the commercial portfolio continued throughout 2015, with average balances growing organically $518 million or 8.6%. Average organic consumer loan growth was $517 million or 11.4%. Organic growth results reflect the benefit of the increased number of prospects from an expanded footprint.

Total average deposits and customer repurchase agreements totaled $12.7 billion and increased $805 million or 6.8%, including average organic growth of $477 million or 3.9%. Organic growth in low-cost transaction deposit accounts and customer repurchase agreements was $691 million, or 7.4%, and was largely driven by organic growth in average non-interest bearing deposits of $329 million or 13.2%.

Non-Interest Income
Non-interest income totaled $162.4 million, increasing $4.1 million, or 2.6%, with 2014 including higher gains on the sale of securities of $10.9 million. Excluding securities gains and a non-recurring gain in 2014, total non-interest income would have increased $17.7 million, or 12.3%. Wealth management revenue (trust income and securities commissions) increased $3.8 million, or 12.2%, reflecting positive organic growth results and incremental lift from the Cleveland and Maryland markets. Mortgage banking revenues increased $4.9 million to $8.6 million, representing the benefits from investments made during 2014 to increase the scale of this line of business. Increased capital markets revenue reflect increased swap revenue driven by higher volumes and successful cross-selling efforts for syndications and international banking products and services. Total non-interest income was 24% of total revenue.

Non-Interest Expense
Non-interest expense totaled $390.5 million, increasing $11.3 million, or 3.0%, and included merger and severance costs of $3.0 million, compared to $12.2 million in 2014. Absent these merger and severance costs, non-interest expense would have increased $20.4 million, or 5.6%, primarily attributable to the additional operating costs related to the expanded operations from BCSB, OBAF and the BofA branch acquisition. The efficiency ratio improved to 56.1% from 57.2%.

Credit Quality
Credit quality results reflect improvement over the prior year. The ratio of non-performing loans and OREO to total loans and OREO improved 6 basis points to 0.91%, and for the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO improved 14 basis points to 0.99%. Total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans, improved 6 basis points to 0.93% at December 31, 2015.

Net charge-offs totaled $24.4 million, or 0.21% annualized of total average loans, compared to $23.5 million, or 0.23% annualized. For the originated portfolio, net charge-offs were $24.2 million, or 0.23% annualized of total average originated loans, compared to $21.0, million or 0.24% annualized. The ratio of the allowance for loan losses to total originated loans was 1.23% at December 31, 2015, compared to 1.22% at December 31, 2014. The provision for loan losses totaled $40.4 million, compared to $38.6 million in the prior-year period, and is attributable to strong organic loan growth and slight credit migration.

Capital Position
The tangible common equity to tangible assets ratio (non-GAAP measure) was 6.71%, compared to 6.98% and 6.83% at September 30, 2015 and December 31, 2014, respectively. The tangible book value per common share (non-GAAP measure) increased to $6.38, from $6.36 and $5.99 at September 30, 2015 and December 31, 2014, respectively. The common dividend payout ratio for the full year of 2015 was 55.7%.

Conference Call
F.N.B. Corporation will host a conference call to discuss financial results for the fourth quarter and full year of 2015 on Thursday, January 21, 2016, at 10:30 a.m. Eastern Time. Participating callers may access the call by dialing (866) 652-5200 or (412) 317-6060 for international callers. Participants should ask to be joined into the F.N.B. Corporation call. The Webcast and presentation materials may be accessed through the "About Us - Investor Relations & Shareholder Services" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available shortly after the completion of the call until midnight ET on Thursday, January 28, 2016. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10077464. Following the call, a transcript and the related presentation materials will be posted to the "About Us - Investor Relations & Shareholder Services" section of F.N.B. Corporation's web site at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in six states, including three major metropolitan areas. It holds a top retail deposit market share in Pittsburgh, PA, Baltimore, MD, and Cleveland, OH. F.N.B. has total pro-forma assets (with the proposed merger of Metro Bancorp, Inc.) of $20.6 billion and more than 300 banking offices throughout Pennsylvania, Maryland, Ohio and West Virginia. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network, which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Non-GAAP Financial Measures
F.N.B. Corporation uses certain non-GAAP financial measures, such as operating net income available to common shareholders, operating diluted earnings per common share, net interest income on a fully taxable equivalent basis (FTE), core net interest margin, tangible book value per common share and the ratio of tangible common equity to tangible assets, to provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and to facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures are included in the tables at the end of this release under the caption "Non-GAAP Financial Measures."

Cautionary Statement Regarding Forward-looking Information
We make statements in this press release and the related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    The impact of federal regulatory agencies that have oversight or review of F.N.B. Corporation's business and securities activities, including the bank regulatory examination and supervisory process.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Slowing or reversal of the rate of growth in the economy and employment levels and other economic factors that affect our liquidity and the performance of our loan portfolio, particularly in the markets in which we operate.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
  Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities.  Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management.  These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles.  We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    Results of the regulatory examination and supervisory process.
    Changes to regulations governing bank capital and liquidity standards, including the Dodd-Frank Act, Volcker rule, Dodd-Frank stress testing rules (DFAST) and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and our operational or security systems or infrastructure, or those of third-party vendors or other service providers, and rapid technological developments and changes.
  Business and operating results are affected by judgments and assumptions in our analytical and forecasting models, our reliance on the advice of experienced outside advisors and our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  As demonstrated by our acquisitions, we grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits.  These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost or difficulties involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios; the extent of deposit attrition; and the potential dilutive effect to our current shareholders.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.  Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance, and the competitive and regulatory landscape.  Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding these and other factors in our 2014 Form 10-K, including the Risk Factors section of that report, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				4Q15 -	4Q15 -
	2015		2014	3Q15	4Q14
	Fourth	Third	Fourth	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$140,781	$137,197	$135,097	2.6	4.2
Interest expense	13,448	11,996	11,436	12.1	17.6
Net interest income	127,333	125,201	123,661	1.7	3.0
Taxable equivalent adjustment	2,097	1,950	1,696	7.5	23.7
Net interest income (FTE) (1)	129,430	127,151	125,357	1.8	3.2
Provision for credit losses	12,664	10,777	10,040	17.5	26.1
Net interest income after provision (FTE)	116,766	116,374	115,317	0.3	1.3

Service charges	18,739	18,628	17,815	0.6	5.2
Trust income	5,131	5,210	4,871	-1.5	5.3
Insurance commissions and fees	3,919	4,423	3,953	-11.4	-0.8
Securities commissions and fees	3,684	3,304	2,928	11.5	25.8
Mortgage banking operations	1,880	2,424	1,485	-22.5	26.6
Net securities gains	503	314	302	n/m	n/m
Other	9,261	7,056	8,108	31.3	14.2
Total non-interest income	43,117	41,359	39,462	4.3	9.3

Salaries and employee benefits	50,509	51,759	48,008	-2.4	5.2
Occupancy and equipment	16,551	16,194	15,541	2.2	6.5
FDIC insurance	3,258	3,158	3,659	3.2	-11.0
Amortization of intangibles	2,157	2,034	2,518	6.0	-14.4
Other real estate owned	849	1,299	1,884	-34.6	-54.9
Merger, acquisition and severance-related	1,350	1,312	1,557	n/m	n/m
Other	26,572	22,393	23,489	18.7	13.1
Total non-interest expense	101,246	98,149	96,656	3.2	4.7

Income before income taxes	58,637	59,584	58,123	-1.6	0.9
Taxable equivalent adjustment	2,097	1,950	1,696	7.5	23.7
Income taxes	17,418	17,581	17,123	-0.9	1.7
Net income	39,122	40,053	39,304	-2.3	-0.5
Preferred stock dividends	2,011	2,010	2,010
Net income available to common stockholders	$37,111	$38,043	$37,294	-2.4	-0.5

Earnings per common share:
Basic	$0.21	$0.22	$0.21	-4.5	0.0
Diluted	$0.21	$0.22	$0.21	-4.5	0.0

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$37,111	$38,043	$37,294
Net gain on sale of pooled TPS and other securities, net of tax	0	0	0
Merger, acquisition and severance costs, net of tax	991	853	1,012
Other net non-recurring items	0	0	(1,889)
Operating net income available to common stockholders	$38,102	$38,896	$36,417	-2.0	4.6

Operating diluted earnings per common share:
Diluted earnings per common share	$0.21	$0.22	$0.21
Effect of net gain on sale of pooled TPS and other securities, net of tax	0.00	0.00	0.00
Effect of merger, acquisition and severance costs, net of tax	0.01	0.00	0.01
Effect of other net non-recurring items	0.00	0.00	(0.01)
Operating diluted earnings per common share	$0.22	$0.22	$0.21	0.0	4.8

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year
	Ended December 31,		Percent
Statement of earnings	2015	2014	Variance
Interest income	$546,795	$508,983	7.4
Interest expense	48,573	42,686	13.8
Net interest income	498,222	466,297	6.8
Taxable equivalent adjustment	7,635	6,898	10.7
Net interest income (FTE) (1)	505,857	473,195	6.9
Provision for credit losses	40,441	38,648	4.6
Net interest income after provision (FTE)	465,416	434,547	7.1

Service charges	70,698	68,267	3.6
Trust income	20,934	19,365	8.1
Insurance commissions and fees	16,270	16,758	-2.9
Securities commissions and fees	13,642	11,453	19.1
Mortgage banking operations	8,619	3,705	132.6
Net securities gains	822	11,717	n/m
Other	31,425	27,009	16.4
Total non-interest income	162,410	158,274	2.6

Salaries and employee benefits	201,968	192,477	4.9
Occupancy and equipment	65,539	61,526	6.5
FDIC insurance	12,888	13,258	-2.8
Amortization of intangibles	8,305	9,717	-14.5
Other real estate owned	4,637	4,401	5.4
Merger, acquisition and severance-related	3,033	12,150	n/m
Other	94,179	85,724	9.9
Total non-interest expense	390,549	379,253	3.0

Income before income taxes	237,277	213,568	11.1
Taxable equivalent adjustment	7,635	6,898	10.7
Income taxes	69,993	62,620	11.8
Net income	159,649	144,050	10.8
Preferred stock dividends	8,041	8,352
Net income available to common stockholders	$151,608	$135,698	11.7

Earnings per common share:
Basic	$0.87	$0.81	7.4
Diluted	$0.86	$0.80	7.5

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$151,608	$135,698
Net gain on sale of pooled TPS and other securities, net of tax	0	(6,150)
Merger, acquisition and severance costs, net of tax	2,084	7,897
Other net non-recurring items	0	(1,889)
Operating net income available to common stockholders	$153,692	$135,557	13.4

Operating diluted earnings per common share:
Diluted earnings per common share	$0.86	$0.80
Effect of net gain on sale of pooled TPS and other securities, net of tax	0.00	(0.04)
Effect of merger, acquisition and severance costs, net of tax	0.01	0.05
Effect of other net non-recurring items	0.00	(0.01)
Operating diluted earnings per common share	$0.87	$0.80	8.7

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				4Q15 -	4Q15 -
	2015		2014	3Q15	4Q14
	Fourth	Third	Fourth	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$207,399	$208,560	$196,240	-0.6	5.7
Interest bearing deposits with banks	281,720	50,206	91,153	461.1	209.1
Cash and cash equivalents	489,119	258,766	287,393	89.0	70.2
Securities available for sale	1,630,567	1,578,526	1,534,065	3.3	6.3
Securities held to maturity	1,637,061	1,526,290	1,453,355	7.3	12.6
Residential mortgage loans held for sale	4,781	3,575	6,180	33.7	-22.6
Loans and leases, net of unearned income	12,190,440	11,873,645	11,247,038	2.7	8.4
Allowance for credit losses	(142,012)	(136,183)	(125,926)	4.3	12.8
Net loans and leases	12,048,428	11,737,462	11,121,112	2.6	8.3
Premises and equipment, net	159,080	161,689	168,756	-1.6	-5.7
Goodwill	833,086	834,141	832,213	-0.1	0.1
Core deposit and other intangible assets, net	45,644	46,417	47,504	-1.7	-3.9
Bank owned life insurance	308,192	306,061	301,771	0.7	2.1
Other assets	401,704	383,146	374,741	4.8	7.2
Total Assets	$17,557,662	$16,836,073	$16,127,090	4.3	8.9

Liabilities
Deposits:
Non-interest bearing demand	$3,059,949	$2,911,435	$2,647,623	5.1	15.6
Interest bearing demand	5,311,589	5,558,322	4,547,628	-4.4	16.8
Savings	1,786,459	1,736,350	1,575,922	2.9	13.4
Certificates and other time deposits	2,465,466	2,553,629	2,611,035	-3.5	-5.6
Total Deposits	12,623,463	12,759,736	11,382,208	-1.1	10.9
Short-term borrowings	2,048,896	1,287,302	2,041,658	59.2	0.4
Long-term borrowings	641,480	542,653	541,443	18.2	18.5
Other liabilities	147,641	151,633	140,325	-2.6	5.2
Total Liabilities	15,461,480	14,741,324	14,105,634	4.9	9.6

Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	0.0	0.0
Common stock	1,766	1,766	1,754	0.0	0.7
Additional paid-in capital	1,808,210	1,805,926	1,798,984	0.1	0.5
Retained earnings	243,217	227,287	176,120	7.0	38.1
Accumulated other comprehensive loss	(51,133)	(34,397)	(46,003)	48.7	11.2
Treasury stock	(12,760)	(12,715)	(16,281)	0.3	-21.6
Total Stockholders' Equity	2,096,182	2,094,749	2,021,456	0.1	3.7
Total Liabilities and Stockholders' Equity	$17,557,662	$16,836,073	$16,127,090	4.3	8.9

Selected average balances
Total assets	$17,076,285	$16,732,310	$15,906,850	2.1	7.4
Earning assets	15,232,868	14,936,867	14,088,224	2.0	8.1
Interest bearing deposits with banks	53,777	75,208	57,976	-28.5	-7.2
Securities	3,155,624	3,088,987	2,935,551	2.2	7.5
Residential mortgage loans held for sale	9,182	8,967	4,811	2.4	90.9
Loans and leases, net of unearned income	12,014,285	11,763,705	11,089,886	2.1	8.3
Allowance for credit losses	139,571	134,206	124,300	4.0	12.3
Goodwill and intangibles	879,039	876,513	880,984	0.3	-0.2
Deposits and customer repurchase agreements (6)	13,066,736	12,658,134	12,392,431	3.2	5.4
Short-term borrowings	1,102,887	1,309,639	795,857	-15.8	38.6
Long-term borrowings	640,573	542,720	541,564	18.0	18.3
Total stockholders' equity	2,099,591	2,082,043	2,021,493	0.8	3.9
Preferred stockholders' equity	106,882	106,882	106,882	0.0	0.0

Common stock data
Average diluted shares outstanding	176,906,938	176,512,832	175,629,620	0.2	0.7
Period end shares outstanding	175,441,670	175,363,439	173,992,258	0.0	0.8
Book value per common share	$11.34	$11.34	$11.00	0.0	3.0
Tangible book value per common share (4)	$6.38	$6.36	$5.99	0.4	6.6
Dividend payout ratio (common)	57.08%	55.67%	56.27%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year
	Ended December 31,		Percent
Balance Sheet (at period end)	2015	2014	Variance
Assets
Cash and due from banks	$207,399	$196,240	5.7
Interest bearing deposits with banks	281,720	91,153	209.1
Cash and cash equivalents	489,119	287,393	70.2
Securities available for sale	1,630,567	1,534,065	6.3
Securities held to maturity	1,637,061	1,453,355	12.6
Residential mortgage loans held for sale	4,781	6,180	-22.6
Loans and leases, net of unearned income	12,190,440	11,247,038	8.4
Allowance for credit losses	(142,012)	(125,926)	12.8
Net loans and leases	12,048,428	11,121,111	8.3
Premises and equipment, net	159,080	168,756	-5.7
Goodwill	833,086	832,213	0.1
Core deposit and other intangible assets, net	45,644	47,504	-3.9
Bank owned life insurance	308,192	301,771	2.1
Other assets	401,704	374,741	7.2
Total Assets	$17,557,662	$16,127,089	8.9

Liabilities
Deposits:
Non-interest bearing demand	$3,059,949	$2,647,623	15.6
Interest bearing demand	5,311,589	4,547,628	16.8
Savings	1,786,459	1,575,922	13.4
Certificates and other time deposits	2,465,466	2,611,035	-5.6
Total Deposits	12,623,463	11,382,207	10.9
Short-term borrowings	2,048,896	2,041,658	0.4
Long-term borrowings	641,480	541,443	18.5
Other liabilities	147,641	140,325	5.2
Total Liabilities	15,461,480	14,105,633	9.6

Stockholders' Equity
Preferred Stock	106,882	106,882	0.0
Common stock	1,766	1,754	0.7
Additional paid-in capital	1,808,210	1,798,984	0.5
Retained earnings	243,217	176,120	38.1
Accumulated other comprehensive loss	(51,133)	(46,003)	11.2
Treasury stock	(12,760)	(16,281)	-21.6
Total Stockholders' Equity	2,096,182	2,021,456	3.7
Total Liabilities and Stockholders' Equity	$17,557,662	$16,127,088	8.9

Selected average balances
Total assets	$16,606,147	$14,962,140	11.0
Earning assets	14,797,502	13,165,555	12.4
Interest bearing deposits with banks	70,116	51,070	37.3
Securities	3,068,871	2,746,354	11.7
Residential mortgage loans held for sale	7,773	3,932	97.7
Loans and leases, net of unearned income	11,650,742	10,364,199	12.4
Allowance for credit losses	133,508	117,027	14.1
Goodwill and intangibles	876,773	857,018	2.3
Deposits and customer repurchase agreements (6)	12,668,716	11,863,816	6.8
Short-term borrowings	1,149,035	616,717	86.3
Long-term borrowings	566,914	411,433	37.8
Total stockholders' equity	2,072,170	1,920,440	7.9
Preferred stockholders' equity	106,882	106,882	0.0

Common stock data
Average diluted shares outstanding	176,338,953	169,078,845	4.3
Period end shares outstanding	175,441,670	173,992,258	0.8
Book value per common share	$11.34	$11.00	3.0
Tangible book value per common share (4)	$6.38	$5.99	6.6
Dividend payout ratio (common)	55.74%	59.85%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				4Q15 -	4Q15 -
	2015		2014	3Q15	4Q14
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Performance ratios
Return on average equity	7.39%	7.63%	7.71%
Return on average tangible equity (2) (4)	13.08%	13.53%	14.16%
Return on average tangible common equity (2) (4)	13.62%	14.12%	14.85%
Return on average assets	0.91%	0.95%	0.98%
Return on average tangible assets (3) (4)	0.99%	1.03%	1.08%
Net interest margin (FTE) (1)	3.38%	3.39%	3.54%
Yield on earning assets (FTE) (1)	3.73%	3.70%	3.86%
Cost of interest-bearing liabilities	0.45%	0.41%	0.41%
Cost of funds	0.36%	0.33%	0.33%
Efficiency ratio (FTE) (1) (5)	56.32%	55.59%	56.05%
Effective tax rate	30.81%	30.50%	30.34%

Capital ratios
Equity / assets (period end)	11.94%	12.44%	12.53%
Leverage ratio	8.14%	8.20%	8.43%
Tangible equity / tangible assets (period end) (4)	7.35%	7.65%	7.53%
Tangible common equity / tangible assets (period end) (4)	6.71%	6.98%	6.83%

Balances at period end
Loans and Leases:
Commercial real estate	$4,109,056	$3,949,246	$3,815,708	4.0	7.7
Commercial and industrial	2,601,722	2,491,355	2,318,015	4.4	12.2
Commercial leases	204,553	199,130	177,824	2.7	15.0
Commercial loans and leases	6,915,331	6,639,731	6,311,547	4.2	9.6
Direct installment	1,706,636	1,692,638	1,644,621	0.8	3.8
Residential mortgages	1,395,971	1,386,386	1,263,053	0.7	10.5
Indirect installment	996,729	974,028	875,551	2.3	13.8
Consumer LOC	1,137,255	1,127,002	1,110,976	0.9	2.4
Other	38,518	53,860	41,290	-28.5	-6.7
Total loans and leases	$12,190,440	$11,873,645	$11,247,038	2.7	8.4

Deposits:
Non-interest bearing deposits	$3,059,949	$2,911,435	$2,647,623	5.1	15.6
Interest bearing demand	5,311,589	5,558,322	4,547,628	-4.4	16.8
Savings	1,786,459	1,736,350	1,575,922	2.9	13.4
Certificates of deposit and other time deposits	2,465,466	2,553,629	2,611,035	-3.5	-5.6
Total deposits	12,623,463	12,759,736	11,382,208	-1.1	10.9
Customer repurchase agreements (6)	266,732	256,320	882,696	4.1	-69.8
Total deposits and customer repurchase agreements (6)	$12,890,195	$13,016,056	$12,264,904	-1.0	5.1

Average balances
Loans and Leases:
Commercial real estate	$4,007,628	$3,910,226	$3,779,619	2.5	6.0
Commercial and industrial	2,546,539	2,472,612	2,282,810	3.0	11.6
Commercial leases	201,201	197,907	174,379	1.7	15.4
Commercial loans and leases	6,755,368	6,580,745	6,236,808	2.7	8.3
Direct installment	1,702,617	1,687,477	1,614,300	0.9	5.5
Residential mortgages	1,393,416	1,365,253	1,242,479	2.1	12.1
Indirect installment	983,028	959,954	846,708	2.4	16.1
Consumer LOC	1,134,005	1,121,294	1,100,432	1.1	3.1
Other	45,851	48,982	49,159	-6.4	-6.7
Total loans and leases	$12,014,285	$11,763,705	$11,089,886	2.1	8.3

Deposits:
Non-interest bearing deposits	$3,025,773	$2,886,933	$2,666,600	4.8	13.5
Interest bearing demand	5,486,974	5,238,598	4,602,828	4.7	19.2
Savings	1,764,600	1,730,818	1,577,553	2.0	11.9
Certificates of deposit and other time deposits	2,510,203	2,565,215	2,640,227	-2.1	-4.9
Total deposits	12,787,550	12,421,564	11,487,208	2.9	11.3
Customer repurchase agreements (6)	279,186	236,570	905,223	18.0	-69.2
Total deposits and customer repurchase agreements (6)	$13,066,736	$12,658,134	$12,392,431	3.2	5.4

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
	2015	2014	Variance
Performance ratios
Return on average equity	7.70%	7.50%
Return on average tangible equity (2) (4)	13.72%	14.05%
Return on average tangible common equity (2) (4)	14.33%	14.74%
Return on average assets	0.96%	0.96%
Return on average tangible assets (3) (4)	1.05%	1.07%
Net interest margin (FTE) (1)	3.42%	3.59%
Yield on earning assets (FTE) (1)	3.75%	3.92%
Cost of interest-bearing liabilities	0.42%	0.41%
Cost of funds	0.34%	0.33%
Efficiency ratio (FTE) (1) (5)	56.12%	57.21%
Effective tax rate	30.48%	30.30%

Capital ratios
Equity / assets (period end)	11.94%	12.53%
Leverage ratio	8.14%	8.43%
Tangible equity / tangible assets (period end) (4)	7.35%	7.53%
Tangible common equity / tangible assets (period end) (4)	6.71%	6.83%

Balances at period end
Loans and Leases:
Commercial real estate	$4,109,056	$3,815,708	7.7
Commercial and industrial	2,601,722	2,318,015	12.2
Commercial leases	204,553	177,824	15.0
Commercial loans and leases	6,915,331	6,311,547	9.6
Direct installment	1,706,636	1,644,621	3.8
Residential mortgages	1,395,971	1,263,053	10.5
Indirect installment	996,729	875,551	13.8
Consumer LOC	1,137,255	1,110,976	2.4
Other	38,518	41,290	-6.7
Total loans and leases	$12,190,440	$11,247,038	8.4

Deposits:
Non-interest bearing deposits	$3,059,949	$2,647,623	15.6
Interest bearing demand	5,311,589	4,547,628	16.8
Savings	1,786,459	1,575,922	13.4
Certificates of deposit and other time deposits	2,465,466	2,611,035	-5.6
Total deposits	12,623,463	11,382,207	10.9
Customer repurchase agreements (6)	266,732	882,696	-69.8
Total deposits and customer repurchase agreements (6)	$12,890,195	$12,264,903	5.1

Average balances
Loans and Leases:
Commercial real estate	$3,888,261	$3,566,094	9.0
Commercial and industrial	2,452,538	2,103,211	16.6
Commercial leases	191,070	166,877	14.5
Commercial loans and leases	6,531,869	5,836,182	11.9
Direct installment	1,675,856	1,528,863	9.6
Residential mortgages	1,336,212	1,161,737	15.0
Indirect installment	940,834	745,440	26.2
Consumer LOC	1,119,719	1,041,704	7.5
Other	46,252	50,274	-8.0
Total loans and leases	$11,650,742	$10,364,199	12.4

Deposits:
Non-interest bearing deposits	$2,832,982	$2,448,546	15.7
Interest bearing demand	5,040,102	4,352,050	15.8
Savings	1,714,587	1,556,041	10.2
Certificates of deposit and other time deposits	2,565,937	2,681,054	-4.3
Total deposits	12,153,608	11,037,690	10.1
Customer repurchase agreements (6)	515,108	826,125	-37.6
Total deposits and customer repurchase agreements (6)	$12,668,716	$11,863,816	6.8

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				4Q15 -	4Q15 -
	2015		2014	3Q15	4Q14
	Fourth	Third	Fourth	Percent	Percent
Asset Quality Data	Quarter	Quarter	Quarter	Variance	Variance
Non-Performing Assets
Non-performing loans (7)
Non-accrual loans	$49,897	$47,298	$45,113	5.5	10.6
Restructured loans	22,028	21,221	23,439	3.8	-6.0
Non-performing loans	71,925	68,519	68,552	5.0	4.9
Other real estate owned (8)	38,918	38,931	41,466	0.0	-6.1
Total non-performing assets	$110,843	$107,450	$110,018	3.2	0.8

Non-performing loans / total loans and leases	0.59%	0.58%	0.61%
Non-performing loans / total originated loans and
and leases (9)	0.64%	0.63%	0.71%
Non-performing loans + OREO / total loans and
leases + OREO	0.91%	0.90%	0.97%
Non-performing loans + OREO / total originated
loans and leases + OREO (9)	0.99%	0.99%	1.13%
Non-performing assets / total assets	0.63%	0.64%	0.68%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (9)
Balance at beginning of period	$129,619	$124,196	$114,569	4.4	13.1
Provision for credit losses	12,387	11,287	7,478	9.7	65.6
Net loan charge-offs	(6,722)	(5,864)	(4,095)	14.6	64.2
Allowance for credit losses (originated portfolio) (9)	135,284	129,619	117,952	4.4	14.7

Allowance for credit losses (acquired portfolio) (10)
Balance at beginning of period	6,564	6,945	6,032
Provision for credit losses	278	(510)	2,562
Net loan charge-offs	(114)	129	(620)
Allowance for credit losses (acquired portfolio) (10)	6,728	6,564	7,974	2.5	-15.6

Total allowance for credit losses	$142,012	$136,183	$125,926	4.3	12.8

Allowance for credit losses / total loans and leases	1.16%	1.15%	1.12%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (9)	1.23%	1.22%	1.22%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (7)	190.64%	194.46%	172.06%
Net loan charge-offs (annualized) / total average loans
and leases	0.23%	0.19%	0.17%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (9)	0.25%	0.22%	0.17%

Delinquency - Originated Portfolio (9)
Loans 30-89 days past due	$46,683	$43,330	$41,275	7.7	13.1
Loans 90+ days past due	6,864	6,000	9,248	14.4	-25.8
Non-accrual loans	48,934	45,436	45,113	7.7	8.5
Total past due and non-accrual loans	$102,481	$94,766	$95,636	8.1	7.2

Total past due and non-accrual loans / total originated loans	0.93%	0.89%	0.99%

Memo item:
Delinquency - Acquired Portfolio (10) (11)
Loans 30-89 days past due	$15,034	$21,604	$24,678	-30.4	-39.1
Loans 90+ days past due	29,878	28,551	38,024	4.6	-21.4
Non-accrual loans	963	1,862	0	n/m	n/m
Total past due and non-accrual loans	$45,875	$52,017	$62,702	-11.8	-26.8

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
Asset Quality Data	2015	2014	Variance
Non-Performing Assets
Non-performing loans (7)
Non-accrual loans	$49,897	$45,113	10.6
Restructured loans	22,028	23,439	-6.0
Non-performing loans	71,925	68,552	4.9
Other real estate owned (8)	38,918	41,466	-6.1
Non-performing loans and OREO	110,843	110,018	0.8
Non-performing investments	0	0	n/m
Total non-performing assets	$110,843	$110,018	0.8

Non-performing loans / total loans and leases	0.59%	0.61%
Non-performing loans / total originated loans and
and leases (9)	0.64%	0.71%
Non-performing loans + OREO / total loans and
leases + OREO	0.91%	0.97%
Non-performing loans + OREO / total originated
loans and leases + OREO (9)	0.99%	1.13%
Non-performing assets / total assets	0.63%	0.68%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (9)
Balance at beginning of period	$117,952	$104,884	12.5
Provision for credit losses	41,484	34,094	21.7
Net loan charge-offs	(24,152)	(21,026)	14.9
Allowance for credit losses (originated portfolio) (9)	135,284	117,952	14.7

Allowance for credit losses (acquired portfolio) (10)
Balance at beginning of period	7,974	5,900
Provision for credit losses	(1,042)	4,554
Net loan charge-offs	(204)	(2,480)
Allowance for credit losses (acquired portfolio) (10)	6,728	7,974	-15.6

Total allowance for credit losses	$142,012	$125,926	12.8

Allowance for credit losses / total loans and leases	1.16%	1.12%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (9)	1.23%	1.22%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (7)	190.64%	172.06%
Net loan charge-offs (annualized) / total average loans
and leases	0.21%	0.23%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (9)	0.23%	0.24%

Delinquency - Originated Portfolio (9)
Loans 30-89 days past due	$46,683	$41,275	13.1
Loans 90+ days past due	6,864	9,248	-25.8
Non-accrual loans	48,934	45,113	8.5
Total past due and non-accrual loans	$102,481	$95,636	7.2

Total past due and non-accrual loans / total originated loans	0.93%	0.99%

Memo item:
Delinquency - Acquired Portfolio (10) (11)
Loans 30-89 days past due	$15,034	$24,678	-39.1
Loans 90+ days past due	29,878	38,024	-21.4
Non-accrual loans	963	0	n/m
Total past due and non-accrual loans	$45,875	$62,702	-26.8

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2015
	Fourth Quarter			Third Quarter
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$53,777	$27	0.20%	$75,208	$30	0.16%
Taxable investment securities (12)	2,916,736	14,891	2.04%	2,870,378	14,577	2.03%
Non-taxable investment securities (13)	238,888	2,830	4.74%	218,609	2,624	4.80%
Residential mortgage loans held for sale	9,182	125	5.47%	8,967	74	3.30%
Loans and leases (13) (14)	12,014,285	125,005	4.14%	11,763,705	121,842	4.11%
Total Interest Earning Assets (13)	15,232,868	142,878	3.73%	14,936,867	139,147	3.70%
Cash and due from banks	239,159			199,115
Allowance for loan losses	(139,571)			(134,206)
Premises and equipment	161,338			162,103
Other assets	1,582,491			1,568,431
Total Assets	$17,076,285			$16,732,310

Liabilities
Deposits:
Interest-bearing demand	$5,486,974	2,480	0.18%	$5,238,598	2,241	0.17%
Savings	1,764,600	224	0.05%	1,730,818	198	0.05%
Certificates and other time	2,510,203	5,470	0.86%	2,565,215	5,509	0.85%
Customer repurchase agreements	279,186	133	0.19%	236,570	113	0.19%
Other short-term borrowings	1,102,887	1,593	0.57%	1,309,639	1,673	0.50%
Long-term borrowings	640,573	3,548	2.20%	542,720	2,262	1.65%
Total Interest Bearing Liabilities (13)	11,784,423	13,448	0.45%	11,623,560	11,996	0.41%
Non-interest bearing demand deposits	3,025,773			2,886,933
Other liabilities	166,498			139,774
Total Liabilities	14,976,694			14,650,267
Stockholders' equity	2,099,591			2,082,043
Total Liabilities and Stockholders' Equity	$17,076,285			$16,732,310

Net Interest Earning Assets	$3,448,445			$3,313,307

Net Interest Income (FTE)		129,430			127,151
Tax Equivalent Adjustment		(2,097)			(1,950)
Net Interest Income		$127,333			$125,201

Net Interest Spread			3.28%			3.30%
Net Interest Margin (13)			3.38%			3.39%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2014
	Fourth Quarter
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$57,976	$24	0.17%
Taxable investment securities (12)	2,773,556	14,320	2.07%
Non-taxable investment securities (13)	161,994	2,077	5.13%
Residential mortgage loans held for sale	4,811	68	5.62%
Loans and leases (13) (14)	11,089,886	120,304	4.31%
Total Interest Earning Assets (13)	14,088,223	136,793	3.86%
Cash and due from banks	206,190
Allowance for loan losses	(124,300)
Premises and equipment	168,317
Other assets	1,568,419
Total Assets	$15,906,849

Liabilities
Deposits:
Interest-bearing demand	$4,602,827	1,881	0.16%
Savings	1,577,553	171	0.04%
Certificates and other time	2,640,227	5,484	0.82%
Customer repurchase agreements	905,222	501	0.22%
Other short-term borrowings	795,858	1,126	0.56%
Long-term borrowings	541,563	2,273	1.67%
Total Interest Bearing Liabilities (13)	11,063,250	11,436	0.41%
Non-interest bearing demand deposits	2,666,600
Other liabilities	1,555,505
Total Liabilities	15,285,355
Stockholders' equity	2,021,493
Total Liabilities and Stockholders' Equity	$17,306,848

Net Interest Earning Assets	$3,024,973

Net Interest Income (FTE)		125,357
Tax Equivalent Adjustment		(1,696)
Net Interest Income		$123,661

Net Interest Spread			3.45%
Net Interest Margin (13)			3.54%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year Ended December 31,
	2015			2014
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$70,116	$117	0.17%	$51,070	$94	0.18%
Taxable investment securities (12)	2,864,795	58,148	2.03%	2,590,746	54,060	2.09%
Non-taxable investment securities (13)	204,076	9,853	4.83%	155,608	8,148	5.24%
Residential mortgage loans held for sale	7,773	382	4.91%	3,932	355	9.02%
Loans and leases (13) (14)	11,650,742	485,930	4.17%	10,364,199	453,225	4.37%
Total Interest Earning Assets (13)	14,797,502	554,430	3.75%	13,165,555	515,882	3.92%
Cash and due from banks	206,566			197,210
Allowance for loan losses	(133,508)			(117,027)
Premises and equipment	165,253			163,986
Other assets	1,570,334			1,552,416
Total Assets	$16,606,147			$14,962,140

Liabilities
Deposits:
Interest-bearing demand	$5,040,102	8,562	0.17%	$4,352,050	6,812	0.16%
Savings	1,714,587	787	0.05%	1,556,040	698	0.04%
Certificates and other time	2,565,937	21,858	0.85%	2,681,055	22,093	0.82%
Customer repurchase agreements	515,108	1,094	0.21%	826,125	1,816	0.22%
Other short-term borrowings	1,149,035	5,981	0.52%	616,717	3,822	0.62%
Long-term borrowings	566,914	10,291	1.82%	411,433	7,445	1.81%
Total Interest Bearing Liabilities (13)	11,551,683	48,573	0.42%	10,443,420	42,686	0.41%
Non-interest bearing demand deposits	2,832,982			2,448,546
Other liabilities	149,312			149,734
Total Liabilities	14,533,977			13,041,700
Stockholders' equity	2,072,170			1,920,440
Total Liabilities and Stockholders' Equity	$16,606,147			$14,962,140

Net Interest Earning Assets	$3,245,819			$2,722,135

Net Interest Income (FTE)		505,857			473,196
Tax Equivalent Adjustment		(7,635)			(3,899)
Net Interest Income		$498,222			$469,297

Net Interest Spread			3.33%			3.51%
Net Interest Margin (13)			3.42%			3.59%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers.  The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP.  The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2015		2014
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$155,211	$158,907	$155,933
Amortization of intangibles, net of tax (annualized)	5,562	5,246	6,495
	160,773	164,153	162,428

Average total shareholders' equity	2,099,591	2,082,043	2,021,493
Less: Average intangibles	(870,842)	(869,110)	(874,159)
	1,228,749	1,212,933	1,147,334

Return on average tangible equity (2)	13.08%	13.53%	14.16%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$147,235	$150,932	$147,961
Amortization of intangibles, net of tax (annualized)	5,562	5,246	6,495
	152,797	156,178	154,456

Average total stockholders' equity	2,099,591	2,082,043	2,021,493
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: Average intangibles	(870,842)	(869,110)	(874,159)
	1,121,867	1,106,051	1,040,452

Return on average tangible common equity (2)	13.62%	14.12%	14.85%

Return on average tangible assets (3):
Net income (annualized)	$155,211	$158,907	$155,933
Amortization of intangibles, net of tax (annualized)	5,562	5,246	6,495
	160,773	164,153	162,428

Average total assets	17,076,285	16,732,310	15,906,850
Less: Average intangibles	(870,842)	(869,110)	(874,159)
	16,205,443	15,863,200	15,032,691

Return on average tangible assets (3)	0.99%	1.03%	1.08%

Tangible book value per share:
Total shareholders' equity	$2,096,182	$2,094,749	$2,021,456
Less: preferred shareholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(869,809)	(873,102)	(872,859)
	1,119,491	1,114,765	1,041,715

Ending shares outstanding	175,441,670	175,363,439	173,992,258

Tangible book value per share	$6.38	$6.36	$5.99

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year
	Ended December 31,
	2015	2014
Return on average tangible equity (2):
Net income (annualized)	$159,649	$144,050
Amortization of intangibles, net of tax (annualized)	5,398	6,316
	165,047	150,366

Average total shareholders' equity	2,072,170	1,920,440
Less: Average intangibles	(869,347)	(849,934)
	1,202,823	1,070,506

Return on average tangible equity (2)	13.72%	14.05%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$151,608	$135,698
Amortization of intangibles, net of tax (annualized)	5,398	6,316
	157,006	142,014

Average total stockholders' equity	2,072,170	1,920,440
Less: Average preferred stockholders' equity	(106,882)	(106,882)
Less: Average intangibles	(869,347)	(849,934)
	1,095,941	963,624

Return on average tangible common equity (2)	14.33%	14.74%

Return on average tangible assets (3):
Net income (annualized)	$159,649	$144,050
Amortization of intangibles, net of tax (annualized)	5,398	6,316
	165,047	150,366

Average total assets	16,606,147	14,962,140
Less: Average intangibles	(869,347)	(849,934)
	15,736,800	14,112,206

Return on average tangible assets (3)	1.05%	1.07%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2015		2014
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Tangible equity / tangible assets (period end):
Total shareholders' equity	$2,096,182	$2,094,749	$2,021,456
Less: intangibles	(869,809)	(873,102)	(872,859)
	1,226,373	1,221,647	1,148,597

Total assets	17,557,662	16,836,073	16,127,090
Less: intangibles	(869,809)	(873,102)	(872,859)
	16,687,853	15,962,971	15,254,231

Tangible equity / tangible assets (period end)	7.35%	7.65%	7.53%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$2,096,182	$2,094,749	$2,021,456
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(869,809)	(873,102)	(872,859)
	1,119,491	1,114,765	1,041,715

Total assets	17,557,662	16,836,073	16,127,090
Less: intangibles	(869,809)	(873,102)	(872,859)
	16,687,853	15,962,971	15,254,231

Tangible equity / tangible assets (period end)	6.71%	6.98%	6.83%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)

Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles. Return on average tangible common equity is calculated by dividing net income available to common shareholders excluding amortization of intangibles by average common equity less average intangibles.

(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)

The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense and merger, acquisition and severance costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains.

(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)	Does not include loans acquired at fair value ("acquired portfolio").
(8)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(9)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(10)

"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009.

The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

(11)	Represents contractual balances.
(12)	The average balances and yields earned on taxable investment securities are based on historical cost.
(13)

The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.  The yields on earning assets and the net interest margin are presented on an FTE and annualized basis.  The rates paid on interest-bearing liabilities are also presented on an annualized basis.

(14)

Average balances for loans include non-accrual loans.  Loans and leases consist of average total loans and leases less average unearned income.  The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact: Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell), Lazzaro@fnb-corp.com; Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), Reel@fnb-corp.com